Exhibit 10.1

EXECUTION VERSION

Transition Services Agreement

This TRANSITION SERVICES AGREEMENT dated as of April 17, 2023 (this “Agreement”) is made by and between Flisom AG, Gewerbestrasse 16, 8155 Niederhasli, Switzerland, CHE-112.438.042 (“Seller”), Ascent Solar Technologies Inc., 12300 Grant Street, Suite 160, 80241 Thornton CO, USA (“Buyer”), and FL1 Holding GmbH, Am Eulenhof 14, 95326 Kulmbach, Germany (“FL1”). Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Asset Purchase Agreement (as defined below). Seller, Buyer and FL1 may also be referred to herein individually as a “Party” and collectively as the “Parties”.

Witnesseth

WHEREAS, pursuant to the Asset Purchase Agreement entered into by and between Seller and Buyer, dated as of the date hereof (the “Asset Purchase Agreement”), Seller has agreed to contribute and convey to Buyer all right, title and interest in and to certain assets of Seller;

WHEREAS, it is contemplated under the Asset Purchase Agreement that Seller shall provide Buyer certain transition services as regards the Purchased Assets; and

WHEREAS, Seller is willing to provide, or cause to be provided, such transition services to Buyer, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

1. Provision of Services.

(a) Subject to the terms and conditions of this Agreement, Seller shall provide to Buyer the services described in Schedule A attached hereto (as the same may be amended pursuant to Section 19 from time to time during the Term (as defined below), the “Services”), for a period commencing on the date of the Subcontractor Agreement (as defined in the Asset Purchase Agreement) and ending on the applicable termination date set forth on Schedule A for each such applicable Service (each, a “Service Period”), unless such period is earlier terminated or extended as to a particular Service in accordance with the terms hereof.

(b) Notwithstanding the contents of Schedule A, if during the Term, Buyer becomes aware of any additional service that is reasonably necessary or useful for the use or operation of the Purchased Assets which is not currently contemplated in Schedule A, then, to the extent that any such service was provided by Seller in connection with the Purchased Assets during the twelve (12) months immediately preceding the date hereof, Buyer’s Coordinator (as defined below) may provide written notice thereof to Seller describing such service, and such service shall be added to Schedule A and constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth on Schedule A as of the date hereof. Buyer and Seller shall work cooperatively and in good faith to agree to the fees pursuant to which Seller shall provide or cause to provide such additional Services.

Confidential

(c) Subject to the foregoing Section 1(b), in the event that Buyer reasonably requests that, in addition to the Services, certain other services be made available by Seller which were not provided by Seller in connection with the Purchased Assets during the twelve (12) months immediately preceding the date hereof (the “Other Services”), Seller shall consider such request in good faith. If Seller, in its sole discretion, agrees to provide any such Other Services, Seller and Buyer shall negotiate in good faith the terms of, and duration for providing, such Other Services and fees therefor. Any such Other Services so agreed to be provided by Seller shall be added to Schedule A and constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth on Schedule A as of the date hereof.

(d) Except as set forth in Schedule A, Seller shall have the exclusive right to select, employ, pay, supervise, issue constructions to, administer, direct and discharge any of its employees to perform the Services. Seller shall be responsible for paying such employees’ compensation (including any taxes and withholdings thereon) and providing to such employees any benefits.

(e) Buyer acknowledges that the purpose of this Agreement is to enable Buyer to receive the Services on an interim basis. Buyer further acknowledges that Seller shall not be required to provide any Service for a period longer than the applicable Service Period; provided, however, that (i) Buyer may extend the Service Period of each Service one (1) time in Buyer’s discretion for an equivalent duration as such original Service Period and at the rates set forth on Schedule A, and (ii) if Buyer desires and Seller agrees in writing to continue to perform any of the Services thereafter, Buyer and Seller shall negotiate in good faith to determine an amount that compensates Seller for Seller’s costs for such performance, including the time of its employees and its out-of-pocket expenses. The Services so performed by Seller after the applicable initial Service Period shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.

(f) Seller shall use commercially reasonable efforts to obtain any consents, approvals or amendments to existing agreements of Seller necessary to allow it to provide the Services to Buyer (the “Consents”). If any fees or other payments are required in order to obtain any Consent (“Consent Fees”), the Parties will use commercially reasonable efforts to avoid and minimize the Consent Fees, and Seller shall be responsible for the cost of obtaining all Consents necessary in order to provide the Services. In the event that any Consent is not obtained, upon Buyer’s request, Seller will cooperate with Buyer in good faith to identify and implement a work-around or other alternative arrangement for any Services affected thereby such that Buyer will obtain the benefit of such Services to the same extent (or as nearly as practicable) as if such Consent had been obtained.

2. Standard of Performance. In providing the Services or causing the Services to be provided, Seller shall (i) at all times use reasonable efforts, skill and judgment, (ii) use a level of quality and degree of care no less than the level of quality and degree of care with which such Services were provided internally in connection with the Purchased Assets immediately prior to the date of this Agreement, unless otherwise specified in this Agreement or Schedule A, and (iii) provide qualified personnel in sufficient number, and with relevant skills and training, as are reasonably required to perform the Services in accordance with this Agreement. If Seller as part of the ordinary course of business makes any improvements, upgrades, updates or enhancements to any of the Services, Seller will make such improvements, upgrades, updates or enhancements available to Buyer as part of the Services.

Confidential

3. Fees for Services.

(a) As compensation for the Services, following the date of commencement of the Services, Buyer agrees to pay Seller, in accordance with this Agreement, the applicable amounts therefor as determined in accordance with Schedule A.

(b) Seller shall submit reasonably detailed statements of account to Buyer on a monthly or annual basis, as applicable in accordance with Schedule A, with respect to all amounts payable by Buyer to Seller hereunder, including applicable Sales Taxes as provided in Section 10 (the “Invoiced Amount”), setting out the Services provided by reference to Schedule A, the cost therefor incurred by Seller and the amount billed to Buyer as a result of providing such Services (together with, in arrears, any other invoices for Services provided by third parties). Subject to any good faith disputes with respect thereto, Buyer shall pay the Invoiced Amount to Seller by wire transfer in immediately available funds, or in such other manner as specified by Seller, within fifteen (15) days after receipt by Buyer of the respective statement of account.

(c) Seller shall have the right to hire third-party contractors to provide all or part of any Service hereunder; provided, however, that in the event such subcontracting is inconsistent with past practices or such third-party contractor is not already engaged with respect to such Service as of the date hereof, Seller shall obtain the prior written consent of Buyer to hire such third-party contractor, such consent not to be unreasonably withheld, delayed or conditioned. Seller shall in all cases retain responsibility for the provision of the Services to be performed by any third-party contractor and shall ensure that each such third-party contractor provides the Services in the same manner and with the same level of care as Seller is obligated to provide such Services under this Agreement and without leading to any increase of any fees or other amounts payable by Buyer hereunder. Seller shall be responsible for paying such contractors.

(d) In the event that Buyer in good faith disputes an invoice submitted by Seller, Buyer may withhold payment of any amount subject to the dispute; provided, however, that (i) Buyer will continue to pay all undisputed amounts in accordance with the terms hereof, and (ii) Buyer will notify Seller in writing of any disputed amounts and the reason for any dispute within thirty (30) days of Buyer’s receipt of such invoice. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 3(b). In the event of a dispute regarding the amount of any invoice, the Seller and Buyer will use their good faith efforts to resolve such dispute within twenty (20) days after Buyer provides written notification of such dispute to Seller. Upon the written request of any Party, the other Parties will provide supporting documentation concerning any disputed amount or invoice within ten (10) days after such written request is received. If the Parties shall have failed to reach a resolution of the disputed invoice within twenty (20) days after Buyer has provided written notification of such dispute to Seller, then the Parties shall avail themselves of the remedies available at law.

4. Term; Termination.

(a) This Agreement and the performance of the Services hereunder shall commence on the date of this Agreement and shall continue in full force and effect until the earliest of (i) twenty-four (24) months from the date of this Agreement, (ii) the expiration or early termination of all Service Periods or (iii) the date upon which this Agreement has been otherwise terminated in accordance with the terms hereof (the “Term”).

(b) During the Term, Buyer may instruct Seller in writing to discontinue providing any Service or otherwise reduce its level of any Service upon giving Seller prior written notice; provided that early termination of any Service under this Agreement by Buyer shall require ten (10) business days prior written notice to the Seller. Buyer’s Coordinator is hereby designated by Buyer as authorized to approve the early termination of any Services pursuant to this Section 4(b). Upon the early termination of any Service pursuant to this Section 4(b) or upon the expiration of the applicable Service Period, following the effective time of the termination or expiration (as applicable), (i) Seller shall no longer be obligated to provide such Service, (ii) Buyer shall have no obligation to pay any future out-of-pocket expenses relating to such Service (other than for or in respect of Services already provided in accordance with the terms of this Agreement) and (iii) Buyer shall have no further obligation to pay the fees for such Service contemplated by Section 3(a) hereof (other than the prorated portion of such fees for the portion of the month ending at the effective time of termination and any unpaid fees for previous periods).

Confidential

(c) This Agreement may be terminated by: (i) mutual written consent of the Parties hereto; (ii) any Party hereto upon written notice delivered to the other Parties if (A) any other Party fails to materially perform or otherwise materially breaches any obligation under this Agreement; provided, however, that the breaching Party shall have thirty (30) days and, as regards the non-payment of Service Fees due and owing, five (5) days, from the date of receipt of such notice from the non-breaching Parties to cure such material non-performance or such material breach, after which time this Agreement shall terminate if such material non-performance or such material breach has not been cured, or (B) either Buyer, on the one hand, or both Seller and FL1, on the other hand, makes a general assignment for the benefit of creditors, becomes insolvent, commences a voluntary proceeding under any Law relating to bankruptcy, insolvency, reorganization or winding up (the “Bankruptcy Law”), a receiver is appointed with respect to any other Party or a proceeding commences in any court of competent jurisdiction seeking such Party’s liquidation, reorganization, dissolution or winding up or similar relief in respect of such Party under any Bankruptcy Law.

(d) Notwithstanding any provision herein to the contrary, Section 3, this Section 4(d), Section 6) and Sections 7 through 23 of this Agreement shall survive the termination of this Agreement.

5. Force Majeure. With the exception of Buyer’s obligation to pay amounts due and owing, no Party shall be responsible for delays or failures in performance resulting from acts of God, acts of civil or military authority, fire, flood, strikes, war, epidemics, pandemics, shortage of power, telecommunications or Internet service interruptions, third party networks or other acts or causes reasonably beyond the control of that Party. The Party experiencing the force majeure event agrees to give the other Parties notice promptly following the occurrence of a force majeure event, and to use diligent efforts to re-commence performance as promptly as commercially practicable.

6. Intellectual Property. Nothing in this Agreement shall affect the ownership of any patents, inventions, utility models, designs, trademarks, copyrights, other software rights, domain names and other intellectual property rights owned or licensed by Seller, in each case, whether registered or unregistered and including any applications for such rights (the “IP Rights”).

7. Privacy and Information Security.

(a) Seller shall take and maintain reasonable and appropriate physical, technical, policy, and administrative safeguards, precautions, and measures (including on Seller’s computer systems and networks) where Buyer Data can be accessed, stored, or transmitted, to protect Buyer Data from loss, misuse, unauthorized access, acquisition, or alteration when at rest or in-transit. For example, and without limitation, Seller maintains and complies with a comprehensive written information security program that provides for all appropriate legal, administrative, physical, policy, and technical measures and security procedures which are necessary (i) to safeguard and ensure the security of Buyer Data, (ii) to protect Buyer Data from destruction, loss and unauthorized access, disclosure, use, or alteration (whether or not encrypted) and (iii) to permit Seller to comply with applicable laws. “Buyer Data” means all information collected or processed by or on behalf of Buyer, and maintained by or on behalf of Seller pursuant to this Agreement, including all personal information, personal data, personally identifiable information or similar term defined by applicable law.

(b) Except as expressly contemplated in Schedule A, Seller shall not permit any of its personnel to access Buyer’s network and/or associated computer applications unless such access is approved by Buyer in advance and an expiration date for such access is implemented. Seller will take reasonable actions designed to prevent unauthorized persons from accessing the computing systems and networks of Buyer without Buyer’s express prior written authorization or except as otherwise authorized or reasonably required in connection with providing the Services pursuant to this Agreement.

Confidential

(c) Buyer grants to Seller a non-exclusive, non-assignable, non-sublicensable license during the Term to use, transmit, distribute, modify, reproduce, display, and store the Buyer Data solely as necessary to provide the Services under this Agreement.

(d) In the event Seller discovers or has reason to suspect that there has been (i) loss or destruction of, (ii) unauthorized access to (or attempt to access), acquisition, disclosure, use, or alteration of Buyer Data (a “Security Event”) owned or maintained by Seller, Seller shall immediately notify Buyer in writing. Seller shall specify the extent to which Buyer Data was or is reasonably believed to have been compromised or disclosed. In addition, Seller shall promptly investigate the Security Event and fully cooperate with Buyer’s own investigation of the Security Event, including by (1) providing Buyer with full access to, and forensic copies of, all computer and computer network information relevant to Buyer’s investigation, (2) providing Buyer with periodic and final reports, analyses, and summaries of Seller’s investigation into the Security Event (including access to Seller’s investigative team) regarding and summarizing Seller’s risk assessment, root cause analysis, copies of all Buyer Data potentially accessed, acquired, or altered in connection with the Security Event, (3) providing frequent updates with respect to Seller’s investigation of the Security Event, (4) implementing a corrective action plan that includes mitigation and remediation of the effects of the Security Event as soon as practicable (and providing Buyer with a copy of such plan), and (5) providing Buyer with regular updates with respect to Seller’s mitigation and corrective action efforts.

(e) Upon termination or expiration of this Agreement, Seller will automatically delete or return at Buyer’s earlier request, all Buyer Data within thirty (30) days from the effective date of such expiration or termination.

8. Cooperation; Coordination; Access.

(a) Each Party shall retain and maintain complete and accurate books and records of its activities hereunder sufficient to enable the other Party to confirm compliance with the terms of this Agreement and applicable law relating to its relevant performance of its obligations under this Agreement. Each Party may audit such books and records upon reasonable advance request, during regular business hours, provided that each Party shall be limited to two (2) audits per calendar year.

(b) Each Party shall permit the other Party and its employees and representatives reasonable access, during regular business hours upon reasonable prior request, to its premises and such data, books, records and personnel designated by it as involved in receiving or overseeing the Services as the other Party may reasonably request for the purposes of providing the Services. For the avoidance of doubt, any data, books, records or other information accessed hereunder is subject to the applicable confidentiality provisions set forth in Section 10.2 of the Asset Purchase Agreement.

Confidential

(c) Buyer and Seller hereby each designate the following individuals to act as their respective coordinator (a Party’s “Coordinator”) for purposes of this Agreement:

(i) Coordinator for Buyer:

Name:	Jeffrey Max
Title:	CEO, Ascent Solar Technologies Inc.
Email:	jmax@ascentsolar.com

(ii) Coordinator for Seller and FL1:

Name:	Rahul Budhwar
Title:	CEO, Flisom AG
Email:	rahul.b@flisom.com

The Coordinators will be primarily responsible for liaising between Seller and Buyer with respect to the coordination and performance of all Services. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Services hereunder. The Coordinators may appoint certain personnel who will serve as primary contact persons for specific Services described in Schedule A. A Party may add an additional Coordinator or change its Coordinator by providing written notice to the other Parties.

9. Warranties; Covenants; Limitation of Liability; Indemnity.

(a) Seller represents, warrants, and covenants that (i) it will at all times comply with the terms of all third party contracts, licenses, consents and approvals applicable to the provision of the Services; and (ii) to the extent that any hosting services for Buyer Data or Buyer products or services are part of the Services provided by Seller hereunder, Seller will ensure that other than for any scheduled maintenance (which will be communicated to Buyer reasonably in advance and, if feasible, scheduled outside of customary business hours), force majeure or any other events which are beyond the Seller’s reasonable control, such hosting services will be provided without interruptions. Ownership of all Buyer Data and other related information (including personally identifiable information of Buyer’s employees, sales, pricing, customer information and other similar types of data) provided or otherwise made available by Buyer to Seller under this Agreement (including through the information technology systems, processes and personnel provided as Services hereunder) shall be retained at all times by, and constitute the confidential information of, Buyer. Seller shall notify Buyer promptly of any alterations or interruptions (or anticipated interruptions) in the provision of the Services.

(b) Seller and FL1 (the “Seller Indemnitors”) shall jointly and severally indemnify, defend and hold harmless Buyer and each of its officers, directors, employees, Affiliates, agents, representatives, attorneys-in-fact and contractors (each, a “Buyer Indemnitee”), from and against any and all damages, losses, liabilities, judgments, awards, settlements, costs, expenses, penalties, fines and criminal and civil sanctions of any nature, including reasonable attorneys’ fees and court costs that such Buyer Indemnitee may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach by a Seller Indemnitor of its obligations hereunder or (ii) the gross negligence, bad faith, fraud or willful misconduct by a Seller Indemnitor or its officers, directors, employees, Affiliates, agents, attorneys-in-fact, contractors or other representatives in the course of the performance under this Agreement.

Confidential

(c) Buyer shall indemnify, defend and hold harmless Seller and each of its officers, directors, employees, Affiliates, agents, representatives, attorneys-in-fact and contractors (each, an “Seller Indemnitee”), from and against any and all damages, losses, liabilities, judgments, awards, settlements, costs, expenses, penalties, fines and criminal and civil sanctions of any nature, including reasonable attorneys’ fees and court costs that such Seller Indemnitee may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach by Buyer of its obligations hereunder, or (ii) the gross negligence, bad faith, fraud or willful misconduct by Buyer or its officers, directors, employees, Affiliates, agents, attorneys-in-fact, contractors or other representatives in the course of the performance under this Agreement.

(d) No Party (for the purpose of this Section, including FL1) shall be liable for any loss of profit or any other indirect or consequential damage of the other Party, its successors, assigns or their respective Affiliates and representatives, in any way due to, resulting from or arising in connection with this Agreement, regardless of whether such liability arises in tort (including negligence), contract, breach of warranty, strict liability, indemnification or otherwise. Further, any liability of a Party to another Party (including any Buyer Indemnitee or Seller Indemnitee) under this Agreement is excluded, except to the extent the other Party suffers a loss that results from the other Party’s gross negligence, fraud, bad faith or willful misconduct.

(e) Notwithstanding anything contained herein, the Seller’s aggregate liability to the Buyer Indemnitees under this Agreement shall in no event exceed the total Service Fees paid by the Buyer for the Services provided by the Seller.

10. Taxes. Any amounts payable for Services under this Agreement are exclusive of any goods and services taxes, value added taxes or sales taxes (“Sales Taxes”) now or hereinafter imposed on the performance or delivery of Services, and an amount equal to such taxes so chargeable shall be paid promptly by Buyer to Seller in addition to the amounts otherwise payable under this Agreement, all as more particularly set forth in the Invoiced Amount.

11. Notices. All notices, requests, claims, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing in the form required in the Asset Purchase Agreement and shall be deemed to have been duly given pursuant to the same terms outlined in the Asset Purchase Agreement; provided, however, that any notice or other communication that is required or may be given pursuant to the terms of this Agreement shall be directed to the following persons on behalf of Seller, FL1 and Buyer, respectively:

If to Seller:

Flisom AG

Attention: Rahul Budhwar, CEO

Gewerbestrasse 16

8155 Niederhasli

Switzerland

If to FL1:

FL1 Holding GmbH

Attention: Ralf Straub

Am Eulenhof 14

95326 Kulmbach

Germany

gl@pc-holding.com

If to Buyer:

Ascent Solar Technologies Inc.

Attention: Jeffrey Max

12300 Grant Street, Suite 160

80241 Thornton CO

USA

jmax@ascentsolar.com

Confidential

12. Public Announcements. No Party to this Agreement nor any Affiliate thereof shall issue any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Parties, except as may be required by applicable law or stock exchange rules, in which case the party required to publish such press release or public announcement shall to the extent practicable provide the other Parties a reasonable opportunity to comment on and take into account in good faith the other Parties’ comments on such press release or public announcement in advance of such publication.

13. Severability of Provisions. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Any invalid or unenforceable provision shall be modified to the extent necessary to allow for enforceability and to give effect to the original intent of the parties to the extent possible.

14. Entire Agreement. This Agreement, including Schedule A, the Asset Purchase Agreement and the other Ancillary Agreements constitute the entire agreement between the Parties concerning the subject matter hereof and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

15. Assignment; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, transferees, executors, administrators, and legal representatives, but neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of law, change of control, or otherwise) by any Party without the prior written consent of the other Parties; provided, however, that Buyer may in its sole discretion assign, in whole or in part, its rights and obligations pursuant to this Agreement (a) to one or more of its Affiliates, (b) to any of its or its Affiliates’ lenders as collateral security or (c) in connection with (i) a merger, reorganization, consolidation, acquisition, or other change of control involving Buyer or any of its Affiliates or (ii) the disposition of the Purchased Assets or any part thereof, or of all or substantially all of the assets of Buyer.

16. No Third Party Beneficiaries. Unless expressly stated herein to the contrary, no other third-party beneficiary shall have any legal or equitable right, remedy or claim under or with respect to any provision of this Agreement. The Parties hereby acknowledge and agree that the provisions of Section 9 shall inure to the benefit of the Indemnitees, who are intended to be third-party beneficiaries thereof.

17. Relationship of the Parties. The Parties hereto are independent contractors and none of the Parties is an employee, partner or joint venture of the other. Under no circumstances shall any of the employees of a Party hereto be deemed to be employees of or staff leased to the other Party for any purpose. None of the Parties shall have the right to bind the others to any agreement with a third party nor to represent itself as a partner or joint venturer of the other by reason of this Agreement.

18. Costs and Expenses. Each of the Parties shall bear its own taxes, costs, expenses, and attorney’s fees, incurred in connection with the conclusion of this Agreement.

Confidential

19. Amendment; Waiver. No amendment of any provision of this Agreement (including Schedule A) shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

20. Governing Law; Arbitration. This Agreement shall be subject to and governed by substantive Swiss law (excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG) of 11 April 1980). Any dispute, controversy or claim arising out of, or in relation to, this Agreement, including the existence, formation, interpretation, validity, invalidity, performance, breach, or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers’ Arbitration Institution (the “Rules”) in force on the date on which the Notice of Arbitration (as defined in the Rules) is submitted in accordance with the Rules. The number of arbitrators shall be three; each of Buyer and Seller shall be entitled to appoint one arbitrator and the arbitrators appointed by the Parties shall appoint the third arbitrator who shall chair the arbitral tribunal. The seat of the arbitration shall be Zurich, Switzerland. The arbitral proceedings shall be conducted in English language.

21. Confidentiality. Section 10.2 of the Asset Purchase Agreement shall govern Confidential Information provided, disclosed or generated under this Agreement. No Party shall use the Confidential Information disclosed or otherwise made available by the other Parties in connection with the performance, delivery or receipt of a Service other than for the purposes of performing and receiving Services under this Agreement and as permitted under Section 10.2 of the Asset Purchase Agreement. As of the termination of any Service, all Confidential Information of Buyer used or developed, produced or generated with respect to such Service shall be provided to Buyer in a format reasonably requested by Buyer (and/or at the written direction of Buyer destroyed and deleted from Seller’s systems). For the avoidance of doubt, Buyer Data is deemed Buyer’s Confidential Information.

22. Construction; Miscellaneous. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein to Articles, Sections and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules, Exhibits and Annexes referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Any reference to “$”, “US Dollars” or “USD” is to the lawful currency of the United States from time to time.

23. Facsimile. This Agreement and any signed Contract entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of facsimile, .pdf or other electronic signature, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

[Signature page follows]

Confidential

BUYER:

ASCENT SOLAR TECNOLOGIES, INC.

By:	/s/ Jeffrey Max
Name:	Jeffrey Max
Title:	CEO

SELLER:

FLISOM AG

By:	/s/ Rahul Budhwar	/s/ Marc Kaelin
Name:	Rahul Budhwar	Marc Kaelin
Title:	CEO	deputy CEO

FL1:

FL1 Holding GmbH

By:	/s/ Johannes Kuhn
Name:	Johannes Kuhn
Title:	in PoA

[Signature Page to Transition Services Agreement]